EXHIBIT 10.41
INCENTIVE STOCK OPTION AGREEMENT
under the
TRACTOR SUPPLY COMPANY
2006 STOCK INCENTIVE PLAN
STOCK OPTION AGREEMENT, dated as of                      between TRACTOR SUPPLY COMPANY, a Delaware corporation (the “Company”), and                      (the “Optionee”).
The Company’s Compensation Committee (the “Committee”) has determined that the objectives of the Company’s 2006 Stock Incentive Plan (the “Plan”) will be furthered by granting to the Optionee an option pursuant to the Plan.
In consideration of the foregoing and of the mutual undertakings set forth in this Stock Option Agreement (the “Agreement”), the Company and the Optionee hereby agree as follows:
SECTION 1. Grant of Option. The Company hereby grants to the Optionee a stock option to purchase                      shares of the Common Stock of the Company, at a purchase price of                      per share, which option is intended to qualify for the special incentive stock option tax treatment described in Code section 422.
The Company cannot guarantee that the special tax treatment will apply. For example, if the Optionee sells the Common Stock acquired pursuant to the exercise of this option either within two years after the date of this Agreement or within one year after the date this option (or part thereof) is exercised, this special tax treatment will not apply.
If the option (or any part thereof) does not qualify for incentive stock option treatment for any reason, then, to the extent of such nonqualification, the option (or portion thereof) shall be treated as a nonqualified stock option granted under the Plan, provided that the option (or portion thereof) otherwise satisfies the terms and conditions of the Plan generally relating to nonqualified stock options.
SECTION 2. Exercisability. Subject to Section 4 hereof, the option shall be exercisable as follows:

	% of Shares	Cumulative
	Becoming	% of Shares
On and After	Exercisable	Exercisable

Vesting Date = Grant Date Plus 1 year	33-1/3%	33-1/3%
Vesting Date = Grant Date Plus 2 years	33-1/3%	66-2/3%
Vesting Date = Grant Date Plus 3 years	33-1/3%	100.0%

Through Expiration Date = Grant Date Plus 10 years		100.0%

The option shall not be exercisable prior to the first anniversary of the date of grant, and shall become cumulatively exercisable with respect to 33-1/3% of the shares of Common Stock subject thereto, rounded down to the next lower full share, on the first anniversary of the date of grant, and with respect to an additional 33-1/3% of the shares of Common Stock subject thereto, rounded down to the next lower full share, on the second anniversary of the date of grant, and shall become 100% exercisable on the third anniversary of the date of grant, and shall remain 100% exercisable until Expiration Date plus 1 day and shall terminate and cease to be exercisable on Expiration Date plus 1 day .
SECTION 3. Method of Option Exercise; Involuntary Option Cash-Out.
(a) The option or any part thereof may be exercised only by giving to the Company written notice of exercise in the form attached hereto as Exhibit A. The Optionee shall exercise any options through the Company sponsored exercise program. The Optionee shall have no right to receive shares of Common Stock with respect to an option exercise, prior to the option exercise date. For purposes of this Agreement, the option exercise date shall be deemed to be the sixth business day immediately following the date written notice of exercise is received by the Company.
(b) At any time after the Company’s receipt of written notice of exercise and prior to the option exercise date, the Committee, in its sole discretion, shall have the right, by written notice to the Optionee, to cancel the option or any part thereof subject to the written notice of exercise if the Committee, in its sole judgment, determines that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of Common Stock from, and/or the Optionee’s sale of Common Stock to, the public markets illegal, impracticable or inadvisable if the Committee determines to so cancel the option or any part thereof subject to the written notice of exercise, the Company shall pay to the Optionee an amount equal to the excess (if any) of (i) the aggregate fair market value of the shares of Common Stock subject to the option or part thereof cancelled (determined as of the option exercise date) over (ii) the aggregate option exercise price of the shares of Common Stock subject to the option or part thereof cancelled. Such amount shall be delivered to the Optionee as soon as practicable after such option or part thereof is cancelled.
SECTION 4. Termination of Employment.
(a) General Rule. The non-vested portion of any option shall terminate and expire upon the Optionee’s termination of employment for any reason except that upon termination of Optionee’s employment or service as a result of (1) death, (2) disability (as defined below), or (3) retirement (as defined below), any unvested portion of the option granted hereunder shall vest in full as of the date of such termination. The vested portion shall remain exercisable following termination of employment only under the circumstances and to the extent provided in this Section 4.

(b) Improper Activity; Quit. If the Optionee’s employment is terminated for cause or if the Optionee quits employment, whether or not the Optionee is a party to a written employment contract, the option granted hereunder shall terminate and expire on the day the Optionee’s employment terminates. For purposes of this Section 4, an Optionee’s employment shall be deemed to have been terminated for “cause” if he is discharged on account of fraud or embezzlement or other unlawful or tortuous conduct, whether or not involving or against the Company or any Affiliate, or for violation of a policy of the Company or any Affiliate or for serious and willful acts of misconduct detrimental to the business or reputation of the Company or any Affiliate (whether or not such acts constitute “cause” pursuant to any written employment contract with the Optionee) or if he is discharged for “cause” or any like term as defined in any written employment contract with the Optionee.
(c) Regular Termination; Leaves of Absence. If the Optionee’s employment terminates for reasons other than as provided in subsection (b) above or subsections (d), (e) or (f) below, the vested portion of the option granted hereunder may be exercised until the earlier of (i) three months after the day his employment terminates and (ii) the date on which the option otherwise terminates or expires in accordance with the applicable provisions of the Plan and this Agreement; provided that the Committee may determine, in its sole discretion, such longer or shorter period for exercise (not to exceed the remaining term of the option) in the case of an individual whose employment terminates for reasons as provided herein in subsection (c), or solely because his employer ceases to be an Affiliate or he transfers his employment with the Company’s consent to a purchaser of a business disposed of by the Company. Subject to Section 2.7(e) below, the Committee may, in its discretion, determine (A) whether any leave of absence (including short-term or long-term disability or medical leave) constitutes a termination of employment within the meaning of the Plan and (B) the impact, if any, of any such leave on awards under the Plan theretofore made to an Optionee who takes any such leave.
Any extension of the exercise period beyond 90 days from the date of such termination will automatically disqualify the option from the special tax treatment accorded incentive stock options.
(d) Death. In the event that the optionee’s employment terminates by reason of death, or if the Optionee’s employment shall terminate as described in subsection (c) above and he dies within the period for exercise provided for therein, the vested portion of the option shall be exercisable by the person to whom the option has passed under the Optionee’s will (or if applicable, pursuant to the laws of descent and distribution) until the earlier of (i) one year after the Optionee’s death and (ii) the date on which the option otherwise terminates or expires in accordance with the applicable provisions of the Plan and this Agreement.
(e) Disability. In the event that Optionee’s employment or service terminates by reason of Disability (as defined below), the vested portion of the option granted hereunder shall be exercisable by Optionee until the earlier of (i) three years following the date of such termination of employment or service, and (ii) the date on which the option granted hereunder otherwise terminates or expires in accordance with the applicable provisions of the Plan and this Agreement. For purposes of this Agreement, “Disability” means a disability that would qualify as a total and permanent disability under the Company’s then current long-term disability plan.
(f) Right of Discharge Reserved. Nothing in the Plan or this Agreement shall confer upon the Optionee or any other person the right to continue in the employment of the Company or any Affiliate or affect any right which the Company or any Affiliate may have to terminate the employment of the Optionee or any other person.

SECTION 5. Withholding Tax Requirements. If as a condition of delivery of shares of Common Stock upon the Optionee’s exercise of an option granted hereunder the Committee determines that it is necessary or advisable to withhold an amount sufficient to satisfy any federal, state and other governmental withholding tax requirements related thereto, then the Optionee shall be required to satisfy all withholding tax requirements related to such option in accordance with Section 3.4 of the Plan. By entering into this Agreement, the Optionee hereby agrees that, if the Committee shall make such determination, then (a) the Optionee shall remit the full amount necessary to satisfy such withholding tax requirements within 15 days after his receipt of a statement for such amount from the Committee (unless and to the extent that the Committee permits the Optionee to use the method of payment described in Section 3.4(b) of the Plan), and (b) the Company shall be entitled to withhold the amount of any such tax requirements from any salary or other payments due to the Optionee, and to refuse to recognize such option exercise until full satisfaction of such withholding tax requirements. The Optionee further agrees and acknowledges that all other taxes, duties and fees related to such option exercise are for the Optionee’s own account and must be paid directly by the Optionee.
SECTION 6. Plan Provisions. This Agreement shall be subject to all of the terms and provisions of the Plan, which are hereby incorporated herein by reference and made a part hereof, including, without limitation, the provisions of Section 3.2 (generally relating to consents required by securities and other laws) and 3.11 (generally relating to the effects of certain reorganizations and other extraordinary transactions) of the Plan. Any term defined in the Plan shall have the same meaning in this Agreement as in the Plan, except as otherwise defined herein.
SECTION 7. Optionee’s Acknowledgements. By entering into this Agreement the Optionee agrees and acknowledges that (a) he has received and read a copy of the Plan, including, without limitation, Section 3.8(c) thereof (generally relating to waivers of claims to continued exercise or vesting of awards, damages and severance entitlements related to non-continuation of awards), and accepts this option upon all of the terms thereof, and (b) no member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or this Agreement or any award thereunder or hereunder.
SECTION 8. Nontransferability. No right granted to the Optionee under the Plan or this Agreement shall be assignable or transferable by the Optionee (whether by operation of law or otherwise and whether voluntarily or involuntarily), other than by will or by the laws of descent and distribution. During the lifetime of the Optionee, all rights granted to the Optionee under the Plan or under this Agreement shall be exercisable only by the Optionee.
SECTION 9. Execution of Agreement. Notwithstanding anything contained in this Agreement to the contrary, the option may not be exercised until the Optionee has returned an executed copy of this Agreement to the Company.

SECTION 10. Notices. Any notice to be given to the Company hereunder shall be in writing and shall be addressed to the Corporate Controller of Tractor Supply Company at 200 Powell Place, Brentwood, Tennessee 37027, or at such other address as the Company may hereafter designate to the Optionee by notice as provided herein. Any notice to be given to the Optionee hereunder shall be addressed to the Optionee at the address set forth below or at such other address as the Optionee may hereafter designate to the Company by notice as provided herein. Notices hereunder shall be deemed to have been duly given when received by personal delivery or by registered or certified mail to the party entitled to receive the same.
SECTION 11. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and assigns of the Company and, to the extent set forth in Section 3.3 of the Plan and Section 8 hereof, the heirs and personal representatives of the Optionee.
SECTION 12. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the conflicts of laws principles thereof.
SECTION 13. Modification of Agreement. This Agreement may not be altered, modified, changed or discharged other than by a written instrument signed by or on behalf of both the Company and the Optionee.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

TRACTOR SUPPLY COMPANY	OPTIONEE:

By:

Current Address:
	Address:	please print

EXERCISE NOTICE
Exhibit A
Corporate Controller
Tractor Supply Company
200 Powell Place
Brentwood, TN 37027
The undersigned hereby irrevocably elects to exercise the right of purchase represented by the Stock Option Agreements (the “Agreement”), dated as of per Exhibit A, for, and to purchase thereunder, the number of shares of the common stock of Tractor Supply Company (the “Common Stock”), as provided for therein and set forth in Exhibit A. The full amount of the option exercise price shall be paid on the option exercise date, at the time this exercise notice is received by the Company (unless the Committee exercises its right to cancel the option (or any part thereof) subject hereto in accordance with Section 2.5(f) of the Tractor Supply Company Stock Incentive Plan (the “Plan”) and Section 3 of the Agreement). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan or the Agreement, as applicable.
Payment of the option exercise price shall be made in full in the form of a certified or official bank check or the equivalent thereof acceptable to the Committee (or if so permitted by the Committee, (i) by personal check (subject to collection), (ii) by delivery to the Company of an assignment of the proceeds from the sale of Common Stock acquired upon exercise and an authorization to the broker or selling agent to pay that amount to the Company or (iii) by delivery of shares of Common Stock already owned by the undersigned for at least six months prior to such delivery), or in such other manner as may be determined by the Committee. The undersigned hereby agrees to provide, if so requested by the Committee, a written opinion of counsel satisfactory to the Company to the effect that such assignment of proceeds from such broker or selling agent, or such delivery of shares of Common Stock already owned by the Optionee, if permitted by the Committee, would not result in the Optionee incurring any liability under Section 16(b) of the Securities Exchange Act of 1934 and does not require any Consent (as defined in the Plan).
The undersigned hereby agrees and acknowledges that he has received and reviewed a copy of the current prospectus relating to the issuance of shares under the Plan and the most recent annual report to stockholders of the Company.
The undersigned hereby further agrees to be bound by the terms and provisions of the Plan and the Agreement, including, without limitation, Section 5 of the Agreement (generally relating to tax withholding requirements).

Exercise of Stock Options:

Grant Date	Vested Shares Available	Shares To Be Exercised

Please issue a certificate or certificates for such shares of Common Stock to me at the address set forth in the Agreement, or in the name of                                          at the address listed below:
(Print)
Address:

Signature	Date

Printed